UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2020 (October 29, 2020)

SOUTH STATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or Other Jurisdiction of Incorporation)	001-12669 (Commission File Number)	57-0799315 (IRS Employer Identification No.)

1101 First Street South, Suite 202 Winter Haven, FL (Address of principal executive offices)	33880 (Zip Code)

(863) 293-4710

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐->Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐->Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐->Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐->Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50 per share	SSB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of South State Corporation (the “Company”) was reconvened and held on October 29, 2020. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations. A total of 70,922,148 shares of the Company’s common stock were entitled to vote as of August 10, 2020, the record date for the Annual Meeting. There were 64,130,618 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on six proposals. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1:Election of Directors.  The following directors were elected to serve until the annual meeting of shareholders in 2021 or until their successors are duly designated and qualified. Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. The number of votes cast was approximately as follows:

a)	For three-year terms expiring at the Annual Meeting of Shareholders to be held in 2023:

Nominees for Director	Votes For	Votes Withheld	Broker Non-Votes
Robert R. Hill, Jr.	55,362,446	2,402,368	6,365,804
Jean E. Davis	55,475,448	2,289,365	6,365,804
Martin B. Davis	56,755,040	1,009,774	6,365,804
John H. Holcomb III	54,583,134	3,181,680	6,365,804
Charles W. McPherson	56,951,398	813,415	6,365,804
Ernest S. Pinner	55,785,649	1,979,165	6,365,804

b)	For two-year terms expiring at the Annual Meeting of Shareholders to be held in 2022:

Nominees for Director	Votes For	Votes Withheld	Broker Non-Votes
G. Ruffner Page, Jr.	57,076,709	688,105	6,365,804
Joshua A. Snively	56,569,982	1,194,831	6,365,804

c)	For one-year terms expiring at the Annual Meeting of Shareholders to be held in 2021:

Nominees for Director	Votes For	Votes Withheld	Broker Non-Votes
John C. Corbett	55,921,764	1,843,050	6,365,804
William K. Pou, Jr.	56,961,490	803,323	6,365,804
David G. Salyers	56,493,046	1,271,768	6,365,804

Proposal 2: Declassification of Board. The shareholders voted to approve an amendment to the Company’s Articles of Incorporation to eliminate the classified structure of the Board of Directors. Approval of Proposal Two required the affirmative vote of the holders of at least 80% of the Company’s common stock issued and outstanding as of the record date, and 80.54% of such holders voted in favor of Proposal Two. The results of the vote were as follows:

Voting For	57,128,648
Voting Against	458,084
Abstain from Voting	178,082
Non-Votes	6,365,804
64,130,618

Proposal 3: Amendment and Restatement of Employee Stock Purchase Plan. The shareholders voted to approve the amendment and restatement of the Company’s Employee Stock Purchase Plan to increase the number of shares of our common stock that may be issued under the plan by up to 1,400,000 shares. The results of the vote were as follows:

Voting For	56,826,098
Voting Against	792,054
Abstain from Voting	146,662
Non-Votes	6,365,804
64,130,618

Proposal 4: 2020 Omnibus Incentive Plan. The shareholders voted to approve the Company’s 2020 Omnibus Incentive Plan. The results of the vote were as follows:

Voting For	55,138,596
Voting Against	2,387,262
Abstain from Voting	238,956
Non-Votes	6,365,804
64,130,618

Proposal 5: Compensation of Named Executive Officers. The shareholders voted to approve the non-binding advisory proposal on the compensation of the Company’s Named Executive Officers, as disclosed in the proxy statement.  The results of the vote were as follows:

Voting For	49,315,541
Voting Against	8,068,624
Abstain from Voting	380,648
Non-Votes	6,365,804
64,130,618

Proposal 6: Appointment of Independent Registered Public Accounting Firm. The shareholders voted to ratify, as an advisory, non-binding vote, the appointment of Dixon Hughes Goodman LLP, Certified Public Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The results of the vote were as follows:

Voting For	62,803,334
Voting Against	1,179,174
Abstain from Voting	148,109
Non-Votes	0
64,130,618

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION

By:	/s/ John C. Corbett
Name:	John C. Corbett
Title:	Chief Executive Officer

Dated: October 30, 2020

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